PREFERRED STOCK PURCHASE AGREEMENT

BETWEEN

WIDEPOINT CORPORATION

AND

BARRON PARTNERS LP

DATED

OCTOBER 20, 2004

PREFERRED STOCK PURCHASE AGREEMENT

        This PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 20th day of October, 2004 by and among WIDEPOINT CORPORATION, a corporation organized and existing under the laws of the State of Delaware (“WIDEPOINT” or the “Company”), and Barron Partners L.P., a Delaware limited partnership (hereinafter referred to collectively as “Investor”).

PRELIMINARY STATEMENT:

        WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, Two Million Dollars ($2,000,000.00) worth of preferred stock of the Company, with such preferred stock being as described in the Certificate of Designations, Rights and Preferences attached hereto as Exhibit A (the “Preferred Stock”). The Preferred Stock shall be convertible into shares of common stock of the Company at any time after the payment by the Investor to the Company of a conversion price of seventeen and one half cents ($0.175) per share (the “Conversion Price”). In addition, the Company will issue to the Investor Common Stock Purchase Warrants (the “Warrants”) to purchase up to an additional 5,714,286 shares of common stock of the Company at an exercise price of forty cents ($0.40) per common share; and

        WHEREAS, the parties intend to memorialize the purchase and sale of such Preferred Stock and the Warrants.

        NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1     Incorporation by Reference. The foregoing recitals and the Exhibits attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2     Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

1.3     Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

           1.3.1    “1933 Act” means the Securities Act of 1933, as amended.

           1.3.2    “1934 Act” means the Securities Exchange Act of 1934, as amended.

           1.3.3     “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

           1.3.4     “Articles”. The Certificate of Incorporation of the Company, as the same may be amended from time to time.

           1.3.5     “Closing Date” means the payment of Two Million Dollars ($2,000,000.00) by the Investor to the Company pursuant to this Agreement to purchase the Preferred Stock, which shall occur on or before October 21, 2004.

           1.3.6     “Common Stock” means shares of common stock of the Company, par value $0.001 per share

           1.3.7     “Effective Date” shall mean the date the Registration Statement of the Company covering the Shares being subscribed for hereby is declared effective.

           1.3.8     “Escrow Agreement” shall mean the escrow agreement between the Company and the Investor attached hereto as Exhibit D.

           1.3.9     “ Material Adverse Effect” shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

           1.3.10     “Delaware Act” means the Delaware General Corporation Law, as amended.

           1.3.11     “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

           1.3.12     “Purchase Price” means the $2,000,000.00 paid by the Investor to the Company for the Preferred Stock and the Warrants.

           1.3.13     “Registration Rights Agreement” shall mean the registration rights agreement between the Investor and the Company attached hereto as Exhibit B.

           1.3.14     “Registration Statement” shall mean the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit B.

           1.3.15     “SEC” means the Securities and Exchange Commission.

           1.3.16     “SEC Documents” shall mean the Company’s latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

           1.3.17     “Shares” shall mean, collectively, the shares of Common Stock of the Company issued upon conversion of the Preferred Stock subscribed for hereunder and those shares of Common Stock issuable to the Investor upon exercise of the Warrants.

           1.3.18     “Warrants” shall mean the Common Stock Purchase Warrants in the form attached hereto Exhibit C.

ARTICLE II

SALE AND PURCHASE OF WIDEPOINT PREFERRED
STOCK AND WARRANTS PURCHASE PRICE

2.1     Sale of Preferred Stock and Issuance of Warrants.

           (a)        Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date 1,142,857 shares of Preferred Stock and the Warrants for the purchase price (the “Purchase Price”) of Two Million Dollars ($2,000,000.00). The Purchase Price shall be paid by the Investor to the Company on the Closing Date by a wire transfer of the Purchase Price into escrow to be held by the escrow agent pursuant to the terms of the Escrow Agreement. The Company shall cause the Preferred Stock and the Warrants to be issued to the Investor upon the release of the Purchase Price to the Company by the escrow agent pursuant to the terms of the Escrow Agreement. The Company shall register the shares of Common Stock into which the Preferred Stock is convertible pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit B.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

           (b)        The Preferred Stock shall be convertible by the Investor into an aggregate total of 11,428,570 shares of Common Stock (the “Conversion Shares”); provided, however, that the Investor shall not be entitled to convert the Preferred Stock into shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the then outstanding number of shares of Common Stock on such date; provided, however, that the Investor may revoke the restriction described in this paragraph upon sixty-one (61) days prior written notice from the Investor to the Company, but in such event the Investor hereby agrees that no person or entity (including but not limited to the Investor and its affiliates) shall have any right to vote twenty-five percent (25%) of the shares of Common Stock, including but not limited to all Conversion Shares, then held by or at the direction of or for the benefit of the Investor and/or its affiliates. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

           (c)        Upon execution and delivery of this Agreement and the Company’s receipt of the Purchase Price from the escrow agent pursuant to the terms of the Escrow Agreement, the Company shall issue to the Investor the Warrant to purchase an aggregate of 5,714,286 shares of Common Stock at an exercise price of $0.40 per share, all pursuant to the terms and conditions of the form of Warrant attached hereto as Exhibit C; provided, however, that the Investor shall not be entitled to exercise the Warrant and receive shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the then outstanding number of shares of Common Stock on such date; provided, however, that the Investor may revoke the restriction described in this paragraph upon sixty-one (61) days prior written notice from the Investor to the Company, but in such event the Investor hereby agrees that no person or entity (including but not limited to the Investor and its affiliates) shall have any right to vote twenty-five percent (25%) of the shares of Common Stock, including but not limited to all shares of Common Stock issued upon exercise of the Warrant, then held by or at the direction of or for the benefit of the Investor and/or its affiliates. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

2.2     Purchase Price. The Purchase Price shall be delivered by the Investor in the form of a check or wire transfer made payable to the Company in United States Dollars from the Investor to the escrow agent pursuant to the Escrow Agreement on the Closing Date.

ARTICLE III

CLOSING DATE AND DELIVERIES AT CLOSING

3.1     Closing Date The closing of the transactions contemplated by this Agreement (the “Closing”), unless expressly determined herein, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2     Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the escrow agent under the Escrow Agreement, the following:

           (a)     At or prior to Closing, an executed Agreement;

           (b)     At or prior to Closing, an executed Warrant in the name of the Investor in the form attached hereto as Exhibit C;

           (c)     At or prior to Closing, an executed Registration Rights Agreement between the Investor and the Company in the form attached hereto as Exhibit B;

           (d)     At or prior to Closing, confirmation that the provisions of Paragraphs 6.6 and 6.7 herein have been satisfied or commenced, as appropriate;

           (e)     At or prior to the Closing, an executed Escrow Agreement; and

           (f)     Such other documents or certificates as shall be reasonably requested by the each Investor or its counsel.

3.3     Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the escrow agent under the Escrow Agreement, the following:

           (a)     At or prior to Closing, the aggregate amount of Two Million Dollars ($2,000,000.00);

           (b)     At or prior to Closing, an executed Agreement;

        (c)    At or prior to Closing, an executed Registration Rights Agreement between the Investor and the Company in the form attached hereto as Exhibit B; and

        (d)    Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4    Further Assurances. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5    Waiver. The Investor may waive any of the requirements of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement. The Investor may also waive any of the requirements of the Company under the Escrow Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF WIDEPOINT

           WIDEPOINT represents and warrants to the Investor (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1     Organization and Qualification. WIDEPOINT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of WIDEPOINT and its subsidiaries taken as a whole.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

4.2     Articles of Incorporation and By-Laws. The complete and correct copies of WIDEPOINT’s Articles of Incorporation and By-Laws, as amended or restated to date which have been filed with the Securities and Exchange Commission are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.

4.3     Capitalization.

           4.3.1     The authorized and outstanding capital stock of WIDEPOINT is set forth in WIDEPOINT’s Annual Report on Form 10-K, filed on March 31, 2004 with the Securities and Exchange Commission and updated on all subsequent SEC Documents. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights.

           4.3.2     Except pursuant to this Agreement and as set forth in Schedule 4.3 hereto, and as set forth in WIDEPOINT’s SEC Documents, filed with the SEC, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of WIDEPOINT, or agreements, understandings or arrangements to which WIDEPOINT is a party, or by which WIDEPOINT is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investors in writing of any additional warrants granted prior to the Closing Date.

           4.3.3     The Company on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investor, WIDEPOINT Shares hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon conversion of the Preferred Stock or exercise of the Warrants, the Investor will acquire good and marketable title to such Shares, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except as otherwise provided in this Agreement as to the limitation on the voting rights of such Shares in certain circumstances.

4.4     Authority. WIDEPOINT has all requisite corporate power and authority to execute and deliver this Agreement, the Preferred Stock, the Waarrants, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by WIDEPOINT and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of WIDEPOINT is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by WIDEPOINT and constitutes the legal, valid and binding obligation of WIDEPOINT, enforceable against WIDEPOINT in accordance with its terms.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

4.5     No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by WIDEPOINT does not, and the performance by WIDEPOINT of their respective obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of WIDEPOINT; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to WIDEPOINT; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of WIDEPOINT pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which WIDEPOINT is a party or by WIDEPOINT or any of its properties or assets is bound. Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

4.6     Report and Financial Statements. WIDEPOINT’s Annual Report on Form 10-K, filed on March 31, 2004 with the Securities and Exchange Commission contains the audited financial statements of WIDEPOINT as of December 31, 2003 (the “Financial Statements”). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of WIDEPOINT as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents, changes in stockholders’ equity and changes in cash flows, as the case may be, of WIDEPOINT for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of WIDEPOINT have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.

4.7     Compliance with Applicable Laws. WIDEPOINT is not in violation of, or, to the knowledge of WIDEPOINT is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

4.8     Brokers.Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WIDEPOINT

4.9     SEC Documents. WIDEPOINT acknowledges that WIDEPOINT is a publicly held company and has made available to the Investor after demand true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is quoted and traded on the OTC Bulletin Boardof the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading..

4.10     Litigation. To the knowledge of WIDEPOINT, no litigation, claim, or other proceeding before any court or governmental agency is pending or threatened against WIDEPOINT that materially effects this Agreement.

4.11     Exemption from Registration. Subject to the accuracy of the Investor’s representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Common Stock and Warrants by the Company to the Investor will not require registration under the 1933 Act, but may require registration under New York state securities law if applicable to the Investor. When validly converted in accordance with the terms of the Preferred Stock, and upon exercise of the Warrants in accordance with their terms, the Shares underlying the Preferred Stock and the Warrants will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Preferred Stock and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities “blue sky” laws depending upon the residency of the Investor.

4.12     No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Units, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Units, under the 1933 Act, except as required herein.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

4.13     No Material Adverse Change. Since June 30, 2004, no Material Adverse Effect has occurred or exists with respect to the Company that has not been disclosed in the SEC Documents. No material supplier has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since June 30, 2004, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.14     Excluded.

4.15     Internal Controls And Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management’s authorization; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

4.16     Full Disclosure. No representation or warranty made by WIDEPOINT in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

           The Investor represents and warrants to the Company that:

5.1     Organization and Standing of the Investor. The Investor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address. The Investor was not formed for the purpose of investing solely in the Preferred Stock, the Warrants or the shares of Common Stock which are the subject of this Agreement.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

5.2     Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

5.3     No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor’s charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4     Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

5.5     Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.6     Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.7     Knowledge of Company. The Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company . The Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8     Risk FactorsThe Investor understands that such Investor’s investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

5.9    Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to WIDEPOINT pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

5.10    Reimbursement of Due Diligence Expenses. Upon closing, the Company shall reimburse Investor for reasonable expenses incurred in conducting due diligence not to exceed $20,000. Such reimbursement shall be paid to the Investor upon the Investor providing proof of payment of such expenses in a proportional manner. If the transaction is not closed, there shall be no reimbursement of any due diligence expenses.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

5.11    Reimbursement of Legal Expenses. Upon closing, the Company shall reimburse Investors for reasonable expenses incurred in regards to legal expenses related to the transaction which such legal expenses shall not to exceed $2,500. Such reimbursement shall be paid to the Investors upon the Investor providing proof of payment of such expenses in a proportional manner. If the transaction is not closed, there shall be no reimbursement of any due diligence expenses.

ARTICLE VI

COVENANTS OF THE COMPANY

6.1.            Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.

6.2.            Reservation Of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Preferred Stock and Warrants.

6.3.             Compliance with Laws. The Company hereby agrees to comply in all respects with the Company’s reporting, filing and other obligations under the Laws.

6.4.        Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the 1934 Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all of their Shares.

6.5.        Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6    Preferred Stock.From and afterthe Closing Date and continuing for a period of two (2) years thereafter, the Company will not issue any shares of Preferred Stock of the Company which are convertible into shares of Common Stock of the Company other than on a conversion ratio which is fixed, except in the case of normal adjustments which may include anti-dilution provisions, among other things, but which shall not include in any case the conversion ratio of such shares of Preferred Stock based on the market price of the Common Stock after the date of closing of the issuance of such shares of Preferred Stock.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

6.7    Convertible Debt.From and after the Closing Date and continuing for a period of two (2) years thereafter, the Company will not issue any convertible debt in the Company which is convertible into shares of Common Stock of the Company other than on a conversion ratio which is fixed, except in the case of normal adjustments which may include anti-dilution provisions, among other things, but which shall not include in any case the conversion ratio of such convertible debt based on the market price of the Common Stock after the date of closing of the issuance of such convertible debt.

6.8    Reset Equity Deals. From and afterthe Closing Date and continuing for a period of two (2) years thereafter, the Company will not issue any shares of Common Stock of the Company other than for a fixed price at the time of issuance of such shares of Common Stock, except in the case of normal adjustments which may include anti-dilution provisions, among other things, but which shall not include in any case any adjustments to the issued shares of Common Stock which require the issuance of additional shares of Common Stock during that time based on the market price of the Common Stock.

6.9     Independent Directors. If not already present on the Company’s Board of Directors at the Closing, the Company will cause the appointment of at least two independent directors within one hundred (100) days of the date of this Agreement. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

6.10     Independent Directors Become Majority of Audit and Compensation Committees. If not already appointed, the Company will cause the appointment of a majority of outside directors to the audit and compensation committees of the board of directors within one hundred and twenty (120) days of the date of this Agreement. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

6.11     Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock and the Warrants (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of such securities) for working capital and acquisitions.

6.12    Right of Participation. The Investor shall have the right to participate in any future financing by the Company on a pro rata basis as to the amounts invested herein. The Company shall provide written notice of any such future filing the Investor upon receipt of a firm term sheet from a legitimate placement agent or funding source. The Investor shall have ten calendar days to indicate in writing whether it intends to exercise its right of participation. The rights set forth in this Section 6.9 shall not apply to legitimate underwritten public offerings of the Company’s securities nor shall the rights in this Section 6.9 apply to senior financing which the Company is currently negotiating.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

6.13    Price Adjustment. If, within the 24 months following the Closing Date, the Company closes on the sale of a note or notes, shares of Common Stock, or shares of any class of Preferred Stock at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock, that is less than the Conversion Price (as adjusted to the capitalization per share as of the Closing Date, following any stock splits, stock dividends, or the like) (collectively, the “Subsequent Conversion Price”), the Company shall make a post-Closing adjustment in the Conversion Price so that the effective price per share paid by the Investor is reduced to being equivalent to such lower conversion price after taking into account any prior conversions of the Preferred Stock and/or exercises of the Warrant.

6.14     Executive Management. The earliest any member of “Executive Management” of the Company can sell common shares in the public marketplace shall be eighteen (18) months from Closing unless the sale is the result of private transactions occurring after the first twelve (12) months from the Closing and relating to no more than an aggregate of twenty-five percent (25%) of the shares of Common Stock underlying stock options issued by the Company to members of the Executive Management which are vested as of the date of this Agreement or as a result of a purchase of all of the outstanding stock of the Company as a result of a merger and/or acquisition of the Company; provided, however, that in the event any such member of Executive Management ceases to be employed by the Company or its affiliates, then the restrictions contained in this Section 6.13 shall no longer apply to such person. The “Executive Management” of the Company shall be defined to consist of the following persons: Steve Komar, James McCubbin, Mark Fuller, Jay Wright and Mark Crowley. The Investor and Andrew Barron Worden shall not be considered members of Executive Management of the Company.

6.14 Employment and Consulting Contracts.Employment and consulting contracts with officers and directors shall at time of Closing and for two years thereafter shall not contain: any bonuses not related directly to increases in earnings; any car allowances not approved by the unanimous vote of the board of directors; any anti-dilution or reverse split protection provisions for shares, options or warrants; any deferred compensation; any unreasonable compensation or benefit clauses; or any termination clauses of over one year of salary. This clause may be waived conditionally in specific conditions by the Investor.

6.15 Notice of Intent to Sell or Merge Company.The Company will give Investor at least 70 days notice before the closing of a transaction to merge or sell a controlling interest in the Company or the closing of an underwritten public offering of the Common Stock of the Company. The Investor shall have the right to waive the such notice requirement.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

6.16     Sale or Merger of Company. In the event of a sale or merger of substantially all of the Company or an underwritten public offering of the Common Stock of the Company, then the 4.99% restriction in the Preferred Stock and in the Warrants will immediately be terminated and the Investors will have the right to convert the Preferred Stock and exercise the Warrants concurrent with the sale, subject to the conversion by the Investor of the Preferred Stock and the payment by the Investor to the Company of the aggregate exercise price of the Warrant; provided, however that, so long as the Investor owns, directly or beneficially, in excess of 4.99% of the then outstanding number of shares of Common Stock, the restrictions on the voting rights of the Investor shall remain and continue in effect with respect to twenty-five percent (25%) of the shares of Common Stock which the Investor and/or its affiliates then own.

ARTICLE VII

COVENANTS OF THE INVESTOR

7.1     Compliance with Law. The Investor’s trading activities with respect to shares of the Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company’s Common Stock is listed. The Investor agrees that the Investor will not engage in any short-sales, hedging, or other similar activities with regard to the Company’s securities so long as the Investor’s owns or has a right to acquire any Shares of the Company’s Common Stock upon conversion of the Preferred Stock or exercise of the Warrants. The Investor further agrees not to hypothecate, margin or otherwise borrow against the Preferred Stock, Warrants or the shares of Common Stock underlying the Preferred Stock or Warrants.

7.2     Transfer Restrictions. The Investor’s acknowledge that (1) the Preferred Stock, Warrants and shares underlying the Preferred Stock and Warrants have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Stock, Warrants and shares underlying the Notes and Warrants to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Preferred Stock, Warrants and shares underlying the Preferred Stock and Warrants made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

7.3     Restrictive Legend. The Investor acknowledges and agrees that the Preferred Stock, the Warrants and the Shares underlying the Preferred Stock and Warrants, and, until such time as the Shares underlying the Preferred Stock and Warrants have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

           The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1     No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

8.2     Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3     Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4     No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

ARTICLE IX

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

           The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1     No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.2     Representations True and Correct. The representations and warranties of WIDEPOINT contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3     Compliance with Covenants. WIDEPOINT shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4     No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1     Termination. This Agreement may be terminated at any time prior to the Effective Time:

           10.1.1     by mutual written consent of the Investor and the Company;

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

           10.1.2     by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of WIDEPOINT set forth in this Agreement, or if any representation or warranty of WIDEPOINT or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a “Terminating Breach”), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2     Effect of Termination. In the event of the termination of this Agreement pursuant to Paragraph 10.1 hereof, there shall be no liability on the party of WIDEPOINT or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease.

10.3     Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.4     Waiver. At any time prior to the Closing Date, WIDEPOINT or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

ARTICLE XI

GENERAL PROVISIONS

11.1     Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

11.2     Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of a breach of this Agreement by the Company, the Investor shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder. The indemnification by the Investors shall be limited to the amount they have invested on the Closing Date.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

11.3     Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4     Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to WIDEPOINT:

One Lincoln Centre Suite 1100 Oakbrook Terrace, Il, 60181 Attention: James T. McCubbin

With a copy to:

Foley Lardner, LLP 3000K Street, N.W. Suite 500 Washington, D.C. 20007 Facsimile No.: 202.672.5399 Attn: Thomas James, Esq.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

If to the Investor:

Barron Partners L.P. 730 Fifth Avenue, 9th Floor New York, New York 10019 Attn: Andrew Barron Worden

11.6     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7     Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8     Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10     Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

11.11     Preparation and Filing of Securities and Exchange Commission filings. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12     Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13     SurvivalThe representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14     Third Parties Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15     Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16     Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

           IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

INVESTOR: BARRON PARTNERS LP

Andrew Barron Worden President, General Partner of Barron Partners LP 730 Fifth Avenue, 9th Floor New York NY 10019

WIDEPOINT: WIDEPOINT CORPORATION

By:
Title:

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

Schedule A

NAME AND ADDRESS	AMOUNT OF INVESTMENT	NUMBER OF SHARES OF COMMON STOCK INTO WHICH NOTE IS CONVERTIBLE	NUMBER OF SHARES UNDERLYING WARRANTS
Barron Partners LP
730 Fifth Avenue, 9th Floor
New York, New York 10019	$2,000,000	11,428,570	5,714,286
Attn: Andrew Barron Worden

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

Schedule 4.3 – List of acquisitions currently being negotiated by the Company pursuant to which shares of Common Stock may be issued.

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

Schedule 4.8 – List of Brokers

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

Exhibit A

Form of Warrant

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP

Exhibit B

Registration Rights Agreement

STOCK PURCHASE AGREEMENT BETWEEN
WIDEPOINT CORPORATION AND BARRON PARTNERS LP